UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

December 31, 2003

hi/fn, inc.

(Exact name of registrant as specified in its charter)

0-24765
(Commission File Number)

DELAWARE	33-0732700
(State of Incorporation)	(IRS Employer Identification Number)

750 University Avenue	95032
Los Gatos, CA
(Address of principal executive offices)	(Zip Code)

(408) 399-3500
Registrant’s telephone number,
including area code

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 31, 2003, the registrant acquired certain assets and licensed certain intellectual property (collectively, the “Acquired Assets”) from International Business Machines Corporation (“IBM”) comprising or associated with IBM’s Picoprocessor PowerNP™ product line in exchange for approximately $15 million in cash (the “Purchase Price”). The registrant acquired the Acquired Assets pursuant to, among other agreements, and other instruments, an Asset Purchase Agreement, an Intellectual Property Agreement and a Patent License Agreement, each dated as of December 30, 2003, by and between the registrant and IBM. The registrant used its existing cash reserves to fund the Purchase Price for the Acquired Assets.

     On January 5, 2004, the registrant issued a press release announcing its acquisition of the Acquired Assets, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Certain financial statements and pro forma financial information relating to the Acquired Assets will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K not later than 60 days after the date that this Current Report on Form 8-K was required to be filed with the SEC under applicable rules and regulations of the SEC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2004

Hifn, Inc.

By	/s/ William R. Walker

William R. Walker
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release issued by Hifn, Inc. dated January 5, 2004